Exhibit 10.12

ANTIGUA AND BARBUDA


THIS  DECLARATION  OF TRUST is made on the ____ day of  _____,  1999 by  DOUGLAS
ALBERT  LORNE  MCLEOD  of  688-6  Ishikawa,   Kanagawa,   Fujisawa  City,  Japan
(hereinafter called "The Trustee").

WHEREAS STAR COMMUNICATIONS, LTD. Now known as BINGO.COM (ANTIGUA), INC. was registered as an Antigua Company on the 7th day of April 1999 pursuant to the International Business Corporations Act, Cap. 222 of the Laws of Antigua and Barbuda.

AND WHEREAS DOUGLAS ALBERT LORNE MCLEOD is the registered holder of 820 shares of US $1.00 each par value common stock in the capital of STAR COMMUNICATIONS LIMITED now known as BINGO.COM (ANTIGUA), INC. (hereinafter called "The Company").

AND WHEREAS BINGO.COM, INC. incorporated under the laws of the State of Florida and having a business office at Suite 700, 543 Granville Street, Vancouver, British Columbia, Canada (hereinafter called "the donee") is the beneficial owner of the shares aforesaid.

NOW THIS DEED WITNESSETH as follows:

1. The Trustee hereby declares himself as trustee of the said shares for the donee absolutely and that he will henceforth hold the said shares upon trust:

     (i) To pay, apply, dispose of and deal with the said shares and all dividends, bonuses and other monies to which they may at any time hereafter become entitled in respect of the same or any of them and to exercise all voting and other powers and rights attached or hereafter to be attached to the same or any of them in such manner in all respects as the donee shall from time to time direct; and

     (ii) If and whenever requested by the donee so to do, to use their best endeavours to procure the said shares to be transferred in the names of the donee in the books of the Company and to execute and do all instruments and things necessary for that purpose.

2. The power of appointing a new trustee or new trustees hereof is vested in the donee.

3. Notwithstanding any of the Trust powers and provisions herein contained, the donee shall have power at any time to release any power, right or discretion vested in the Trustee under the Trusts hereof.

4. The Trustee shall be entitled to charge and be paid all usual professional and other charges for business transacted, time spent and acts done by him or any other partner of his in connection with the Trusts hereof, including acts which he is not being in any profession or business could have done personally.




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5.   It is hereby declared that this Trust is created for the purpose of holding shares that may be vested in the Trustee to be held upon the Trusts hereof.

6. This Trust is established under the Laws of Antigua and Barbuda and the construction and effect of each and every provision hereof shall be subject to the exclusive jurisdiction of and construed only according to the laws of Antigua and Barbuda.

7. This deed shall be executed in duplicate as an original and one duplicate copy each of which shall constitute one and the same instrument and the original Deed shall be kept by the Trustee.

IN WITNESS WHEREOF the Trustee has set his Hand the day and year herein before written.





SIGNED, SEALED AND DELIVERED by    )
DOUGLAS ALBERT LORNE MCLEOD        )
Before and in the presence of:     )      --------------------------------
                                   )
                                   )
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